EXHIBIT 4.5

                             STOCK OPTION AGREEMENT


                  AGREEMENT, dated as of the date on the signature page hereto, between the individual whose name is printed on the signature page hereto, residing at the address indicated below such individual's name (the "Optionee") and WORLDS INC., a New Jersey corporation having its principal office at 15 Union Wharf, Boston, Massachusetts 02109 ("Company").

                  WHEREAS, the Company has instituted a program designed to recruit community leaders ("Community Leaders") to welcome and acquaint new users to its Internet portal, Worlds Ultimate 3D Chat and to investigate and report any inappropriate behavior by users to the Community Director for corrective action; and

                  WHEREAS, Optionee has executed and delivered to the Company a letter agreement setting forth the terms of his volunteer position as Community Leader ("Letter Agreement"); and

                  WHEREAS, the Company desires to compensate Optionee in full consideration for his services as a Community Leader with options ("Options") to be granted under the Company's 1997 Incentive and NonQualified Stock Option Plan ("Plan") from time to time to purchase shares of Common Stock of the Company ("Option Shares"); and

                  WHEREAS, Optionee desires to acquire Options from the Company on the terms and conditions set forth in this agreement ("Agreement");

                  IT IS AGREED:

                  1. Grant of Options. The Company hereby grants to the Optionee the right and option to purchase all or any part the number of shares of Common Stock set forth on Schedule A hereto, as amended from time to time, on the terms and conditions set forth herein. The Option is a non-qualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended. Schedule A shall be amended by the Company at the close of business on the last day of each full calendar month after the date hereof ("Grant Date"). Options will be earned by Optionee on the basis of 25 shares for each validated full month of service ("Option Rate").

                  2. Exercise Price. The purchase price of each share of Common Stock subject to the Options shall be equal to the last sale price of the Common Stock on the Grant Date of such Options as reported by the principal trading market for the Common Stock, and shall be set forth on Schedule A hereto as amended from time to time.


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                  3. Vesting and Exercisability. Each monthly grant of options shall fully vest on the Grant Date of such Options and shall be exercisable for a period of three years thereafter ("Exercise Period").

                  4. Limitations on Rights of Optionee. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained herein shall be deemed to give Optionee any right of employment with the Company and the Company shall have the right to terminate Optionee's volunteer position as a Community Leader at any time, without prior notice to Optionee.

                  5.       Dividends, Mergers, Etc.

                           (a) In the event of a stock split or exchange, stock dividend, combination of shares, or any other similar change in the Common Stock of the Company as a whole ("Stock Event"), the Board of Directors of the Company shall make equitable, proportionate adjustments in the number and kind of shares covered by Options granted prior to the Stock Event and in the option price thereunder, as it deems necessary. Notwithstanding the foregoing, the Board of Directors shall not be required to change the Option Rate after any Stock Event

                           (b)      Upon the dissolution or liquidation of the
Company, or upon the consummation of any merger, consolidation or other form of reorganization in which the Company is not the survivor, or upon the sale of all or substantially all of the Company's assets (the date of consummation of any such event being referred to herein as the "Transaction Date"), then the Options shall terminate at the close of business on the Transaction Date.

                  6.       Transferability of Options and Option Shares.

                           (a)      The Options shall not be assignable or
transferable except in the event of the death of the Optionee, by will or by the laws of descent and distribution. No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Options.

                           (b)      The Optionee hereby represents and warrants
to the Company that such Optionee is acquiring the Options for his own account and not with a view to the distribution thereof.

                           (c) The Optionee hereby agrees that he shall not
sell, transfer by any means or otherwise dispose of the Options Shares acquired


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by him without registration under the Securities Act of 1933 ("Act"), or in the event that they are not so registered, unless (i) an exemption from the Act is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such opposed transfer to be so exempt.

                  7. Optionee's Acknowledgments. The Optionee hereby acknowledges that:

                           (a)      Optionee has inspected or had opportunity to
inspect all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last 12 months.

                           (b) If Optionee exercises the Options, Optionee may
have to bear the economic risk of the investment in the Options Shares for an indefinite period of time because the Options Shares may not have been registered under the Act and cannot be sold by him unless they are registered under the Act or an exemption therefrom is available thereunder.

                           (c)      Optionee has had both the opportunity to ask
questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to subparagraph (a) above.

                           (d) The Company shall place stop transfer orders with
its transfer agent against the transfer of the Options Shares in the absence of registration under the Act or an exemption therefrom.

                           (e)      In the absence of registration under the
Act, the certificates evidencing the Options Shares shall bear the following legend:

               "The Shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."


                  8.       Exercise of Options.

                           (a)      Subject to the terms and conditions of the
Agreement, the Options may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Options and the number of Options Shares in respect to which it is being exercised, and, if the Options Shares are not then registered for resale under the Act, such notice shall contain a representation and agreement by


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the person or persons so exercising the Options that the Options Shares are being purchased for investment and not with a view to the distribution or resale thereof. Such notice shall be accompanied by payment of the full purchase price of the Options Shares.

                           (b) Payment of the purchase price shall be made in
cash or by check, bank draft or money order payable to the order of the Company.

                           (c)      The Company shall issue a certificate or
certificates evidencing the Options Shares as soon as practicable after the notice and payment is received and has cleared the banking system. The certificate or certificates evidencing the Options Shares shall be registered in the name of the person or persons so exercising the Options.

                           (d)      The Company hereby represents and warrants
to the Optionee that the Options Shares, when issued and delivered by the Company to the Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  9.       Miscellaneous.

                           (a)      All notices provided for in this Agreement
shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same or when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 9. All notices shall be deemed to have been given as of the date of personal delivery or mailing thereof.

                  If to Optionee:

                           At the address indicated below his or her name on the
signature page hereto.

                  If to the Company:

                           Worlds Inc.
                           15 Union Wharf
                           Boston, MA 02190
                           Attn:  Community Leaders Option Program


                           (b)      This Agreement and the Letter Agreement
executed simultaneously herewith set forth the entire agreement of the parties relating to Optionee's volunteer position as Community Leader and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement or the Letter Agreement may be waived or changed


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except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

                           (c)      This Agreement shall be governed by and
construed under the law of the State of New York, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. Each of the parties (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the courts of New York in any such suit, action or proceeding. Each of the parties further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the courts of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

                           (d)      This Agreement shall inure to the benefit of
and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Optionee, but shall inure to the benefit of and be binding upon Optionee's heirs and legal representatives.

                           (e)      Should any provision of this Agreement
become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.



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                  IN WITNESS WHEREOF, the parties have executed this Agreement in the date first above written.

                                   WORLDS INC.



                                   By:_____________________________



                                   ________________________________
                                             Signature
                                   Name:___________________________

                                   Address:_________________________

                                           _________________________

                                           _________________________

                                   Social Security #:_______________
                                   Phone Number ____________________











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                                                SCHEDULE A

                                       STOCK OPTIONS GRANT SCHEDULE

                                                              Total Options
                                                              Ownership as of
                                                              Date of Grant
                                                            (includes exercised
Date of Grant      Options Granted      Exercise Price            Options)


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